EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	--or--	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS FIRST QUARTER 2006 RESULTS
w	Revenue grew to a record $90.8 million, up 51 percent year-over-year and 10 percent over prior quarter

w	GAAP net income was $11.5 million, or $0.07 per diluted share, including impact of compensation charges attributable to adoption of FAS 123R

w	Normalized net income* more than doubled year-over-year to $29.4 million, or $0.17 per normalized diluted share*, and increased 12 percent over prior quarter
CAMBRIDGE, Mass. — April 26, 2006 — Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the first quarter ended March 31, 2006. Revenue for first quarter 2006 was $90.8 million, a 10 percent increase over fourth quarter 2005 revenue of $82.7 million, and a 51 percent increase over first quarter 2005 revenue of $60.1 million.
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2006 was $11.5 million, or $0.07 per diluted share. GAAP net income in the first quarter includes equity-related compensation charges of approximately $7.1 million, or $0.04 per diluted share, on a pre-tax basis, reflecting the Company’s adoption of Financial Accounting Standard 123R on January 1, 2006. GAAP net income also reflects a book tax rate of approximately 45 percent.
The Company generated normalized net income* of $29.4 million, or $0.17 per normalized diluted share*, in the first quarter of 2006, a 12 percent increase over fourth quarter 2005 normalized net income of $26.2 million, or $0.16 per diluted share, and a 105 percent improvement over 2005 first quarter normalized earnings of $14.3 million, or $0.10 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)
“We had a very strong quarter, delivering higher than expected revenue growth,” said Paul Sagan, president and CEO of Akamai. “We benefited from strong demand for our core content delivery services as more and more enterprises continue to move critical business processes online, especially in the area of digital media and entertainment content.”

- more -
Adjusted EBITDA* for the first quarter of 2006 was $33.4 million, up 9 percent from $30.6 million in the prior quarter, and up from $20.4 million in the first quarter of 2005. Adjusted EBITDA as a percentage of revenue was 37 percent, consistent with the prior quarter and up from 34 percent a year ago. (*See Use of Non-GAAP Financial Measures below for definitions.)
Cash from operations was $33.2 million in the first quarter, as compared to $27.7 million in the fourth quarter 2005 and $18.7 million in the same period last year.
At March 31, 2006, the Company had approximately 154 million shares of common stock outstanding.
Customers
The number of customers under long-term services contracts at the end of the first quarter increased by 71 to a record 1,981, a 4 percent increase over fourth quarter 2005, and a 46 percent increase year-over-year.
Sales through resellers and sales outside the United States each accounted for 23 percent of revenue for the first quarter of 2006.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 7504579.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	March 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$65,022	$91,792
Marketable securities	219,593	199,886
Restricted marketable securities	330	730
Accounts receivable, net	55,798	52,162
Prepaid expenses and other current assets	13,450	10,428

Current assets	354,193	354,998
Marketable securities	52,653	17,896
Restricted marketable securities	3,825	3,825
Property and equipment, net	54,939	44,885
Goodwill and other intangible assets, net	134,318	136,786
Other assets	4,729	4,801
Deferred tax assets, net	326,609	328,308

Total assets	$931,266	$891,499

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$61,302	$54,471
Other current liabilities	10,353	7,405

Current liabilities	71,655	61,876
Other liabilities	4,605	5,409
Convertible notes	200,000	200,000

Total liabilities	276,260	267,285
Stockholders’ equity	655,006	624,214

Total liabilities and stockholders’ equity	$931,266	$891,499

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenues	$90,825	$82,657	$60,096

Costs and operating expenses:
Cost of revenues * †	19,316	16,084	11,524
Research and development *	6,726	4,982	3,629
Sales and marketing *	26,295	22,965	16,745
General and administrative * †	18,543	15,266	11,839
Amortization of other intangible assets	2,296	2,296	12

Total costs and operating expenses	73,176	61,593	43,749

Operating income	17,649	21,064	16,347

Interest (income) expense, net	(2,659)	(1,283)	1,013
Gain on investments, net	(257)	—	—
Other (income) expense, net	(186)	(205)	726

Income before provision (benefit) for income taxes	20,751	22,552	14,608
Provision (benefit) for income taxes	9,256	(3,207)	529

Net income	$11,495	$25,759	$14,079

Net income per share:
Basic	$0.07	$0.17	$0.11
Diluted	$0.07	$0.16	$0.10

Shares used in per share calculations:
Basic	153,819	148,293	127,051
Diluted	173,811	170,305	147,282

*	Includes equity-related compensation (see supplemental table for figures)

†	Includes depreciation (see supplemental table for figures)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Supplemental financial data (in thousands):

Equity-related compensation:
Cost of revenues	$273	$—	$—
Research and development	1,657	538	6
Sales and marketing	2,589	226	47
General and administrative	2,568	818	174

Total equity-related compensation	$7,087	$1,582	$227

Depreciation and amortization:
Network-related depreciation	$5,356	$4,766	$2,915
Capitalized equity-related compensation amortization	6	—	—
Other depreciation	1,035	892	939

Total depreciation and amortization	$6,397	$5,658	$3,854

Capital expenditures:
Purchases of property and equipment	$13,556	$5,828	$7,598
Capitalized internal-use software	2,618	2,277	2,121

Total capital expenditures	$16,174	$8,105	$9,719

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$27,294	$227,626	$9,604

End of period statistics:
Number of customers under recurring contract	1,981	1,910	1,360
Number of employees	833	784	633
Number of deployed servers	19,919	18,599	16,017

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Cash flows from operating activities:
Net income	$11,495	$25,759	$14,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of deferred financing costs	8,903	8,164	4,140
Equity-related compensation	7,087	1,582	227
Change in deferred tax assets, net, including release of deferred tax asset valuation allowance	—	(3,482)	158
Utilization of tax NOL carryforward	8,764	—	—
Excess tax benefits from stock-based compensation	(5,399)	—	—
(Gain) loss on investments, property and equipment and foreign currency, net	(327)	143	227
Provision for doubtful accounts	318	127	413
Changes in operating assets and liabilities:
Accounts receivable, net	(3,403)	(8,663)	(4,761)
Prepaid expenses and other current assets	(3,113)	65	777
Accounts payable, accrued expenses and other current liabilities	6,840	2,754	4,878
Accrued restructuring	(554)	(415)	(352)
Deferred revenue	2,641	1,567	281
Other noncurrent assets and liabilities	(91)	72	(1,365)

Net cash provided by operating activities:	33,161	27,673	18,702

Cash flows from investing activities:
Purchases of property and equipment and capitalization of internal-use software	(16,174)	(8,105)	(9,719)
Purchase of investments	(105,005)	(183,014)	(10,544)
Proceeds from sales and maturities of investments	50,766	13,134	5,203
Decrease in restricted investments held for security deposits	400	—	—

Net cash used in investing activities	(70,013)	(177,985)	(15,060)

Cash flows from financing activities:
Payments on capital leases	—	(420)	(134)
Proceeds from equity offering, net of financing costs	—	202,068	—
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	4,643	6,741	1,643
Excess tax benefits from stock-based compensation	5,399	—	—

Net cash provided by financing activities	10,042	208,389	1,509

Effects of exchange rate translation on cash and cash equivalents	40	(369)	(588)

Net (decrease) increase in cash and cash equivalents	(26,770)	57,708	4,563
Cash and cash equivalents, beginning of period	91,792	34,084	35,318

Cash and cash equivalents, end of period	$65,022	$91,792	$39,881

* Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the non-GAAP financial metrics we have included are helpful to management and investors because they provide additional insight into our operations. Set forth below are definitions of the non-GAAP terms we use and explanations of some of the benefits provided by those metrics.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, foreign exchange gains and losses, utilization of tax NOL carryforward and release of the deferred tax asset valuation allowance.
Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures. Because Adjusted EBITDA eliminates these items, Akamai considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized diluted share” as diluted common shares outstanding used in the GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, utilization of tax NOL carryforward and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Net income	$11,495	$25,759	$14,079

Amortization of intangible assets	2,296	2,296	12
Equity-related compensation	7,087	1,582	227
Amortization of capitalized equity-related compensation	6	—	—
Gain on investments, net	(257)	—	—
Utilization of tax NOL carryforward	8,764	—	—
Release of the deferred tax asset valuation allowance	—	(3,482)	—

Total normalized net income:	29,391	26,155	14,318

Interest (income) expense, net	(2,659)	(1,283)	1,013
Provision for income taxes	492	275	529
Depreciation and amortization	6,391	5,658	3,854
Other (income) expense, net	(186)	(205)	726

Total Adjusted EBITDA:	$33,429	$30,600	$20,440

Normalized net income per share:
Basic	$0.19	$0.18	$0.11
Diluted	$0.17	$0.16	$0.10

Shares used in normalized per share calculations:
Basic	153,819	148,293	127,051
Diluted	176,644	170,305	147,282
# # #
Akamai Statement Under the Private Securities Litigation Reform Act
The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations as to continued profitability. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission or server capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.